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                                                                    EXHIBIT 10.5

                              CONSULTING AGREEMENT


        This CONSULTING AGREEMENT (this "Agreement") is entered into by and between Santera Systems Inc, a Delaware corporation (the "Company"), and Marty Kaplan, an individual ("Consultant"), effective as of June 25, 2003 (the "Effective Date").

                                    RECITALS

        A. Consultant, formerly a director and Chairman of the Board of the Company, is familiar with the Company's business and operations and possesses specialized skills and abilities related to the Company's technologies, products and markets.

        B. The Company and Tekelec, a California corporation ("Tekelec"), have completed a series of transactions pursuant to which, among other things, Tekelec currently owns a majority of the outstanding shares of capital stock of the Company.

        C. The Company desires to engage Consultant to perform certain services for the Company and Consultant desires to accept such engagement, all on the terms and conditions set forth herein.

                              TERMS AND CONDITIONS

        NOW THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the parties hereto hereby agree as follows:

        1.      Engagement; Duties.

               (a) On the terms and conditions set forth herein, the Company hereby retains Consultant to provide, and Consultant hereby agrees to so provide, as and when requested by the President or the Chairman of the Board of Directors of the Company (the "Board") and in addition to such other duties and responsibilities upon which the parties shall mutually agree, (i) consultation and advice to the Company concerning the business and operations of the Company, including without limitation the development of the Company's technologies, the marketing and sales of the Company's products and strategic business planning,
(ii) introductions of the Company and its management to third parties that may enter into relationships with the Company in furtherance of the Company's business and (iii) services as the Chairman and as a member of the Advisory Committee (or any successor thereto) of the Company (collectively, the "Services"). Consultant agrees to devote sufficient time, skill, attention and efforts to performing the Services in order to promptly and timely complete the Services in a professional manner and to the reasonable satisfaction of the Company. Consultant shall report to the President of the Company and the Chairman of the Board in performing the Services hereunder.

               (b) Consultant agrees to devote such time as is necessary to perform the duties and discharge the responsibilities described in Section 1(a) in a timely and professional manner.


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               (c) Consultant will from time to time travel to the Company's and
Tekelec's offices and undertake such other business travel (e.g., travel to the locations of potential and actual customers and strategic business partners of the Company) as may reasonably be requested by the Company in connection with Consultant's performance of Services hereunder.

        2. Term of Agreement; Termination. This Agreement shall become effective on the Effective Date and shall continue in effect for a period of one year thereafter. The term shall automatically renew for successive one-year periods following each anniversary date of this Agreement unless either party shall have delivered to the other party a written notice of non-renewal at least 30 days prior to the expiration of the then current term. Notwithstanding the foregoing, the Company may at any time terminate this Agreement for "Cause" (as defined herein), effective upon delivery of written notice of termination to Consultant or without "Cause" upon 90 days prior written notice. For purposes of this Agreement, "Cause" shall mean (i) Consultant's death or long-term disability, (ii) the indictment or conviction of Consultant for, or the entering of a plea of nolo contendere with respect to, any felony or for any misdemeanor involving moral turpitude, (iii) the breach of a material obligation, representation or warranty under this Agreement or under any confidentiality and nondisclosure agreement entered into between Consultant and either the Company or Tekelec, or (iv) any act or failure to act by Consultant which is likely to or which does in fact injure the reputation, business or business relationships of the Company or any affiliated entity.

        3. Cash Compensation. Provided that Consultant complies with the terms and conditions of this Agreement, the Company shall pay to Consultant compensation for the Services performed during each of the initial term and the renewal term, if applicable, at the rate of $75,000 per annum. Such compensation shall be payable monthly in arrears on the last business day of each calendar month for the calendar month then ending; provided, however, that in the event of any termination of this Agreement for any reason, all unpaid compensation accrued at the time of termination shall be paid within ten business days following such termination. Such compensation, together with the stock options referenced in Section 4 of this Agreement, shall constitute the full compensation payable by the Company to Consultant for the Services.

        4.      Stock Options.

               (a) Consultant shall receive, effective as of the Effective Date, nonstatutory stock options (the "Options") under Tekelec's 2003 Stock Option Plan (the "Plan") to purchase 50,000 shares of Tekelec's Common Stock at an exercise price equal to the closing sales price of Tekelec's Common Stock on the date of grant (as reported in The Wall Street Journal). The Options shall vest cumulatively in quarterly installments on the following dates and as to the following numbers of shares, provided that on each vesting date Consultant remains a consultant to the Company under this Agreement:


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
                            Number of
  Vesting Date             Shares Vesting
  ------------             --------------
    09/30/03                   9,375
    12/31/03                   9,375
    03/31/04                   9,375
    06/30/04                   9,375
    09/30/04                   3,125
    12/31/04                   3,125
    03/31/05                   3,125
    06/11/05                   3,125
                              ------
                              50,000
                              ======


and, provided further, that notwithstanding anything herein to the contrary, in the event that, other than for Cause, the Company either terminates this Agreement at any time during the initial term or the renewal term or fails to renew this Agreement for the initial renewal term, all unvested Options shall vest on the date of such termination. Subject to Section 4(b) below, each quarterly installment shall terminate four years after such installment vests.

               (b) Each installment of the Options shall expire and terminate to the extent not exercised upon the earlier to occur of (1) four years after the vesting date of each Option installment; or (2) the date which occurs (as applicable) (i) 24 months after the date upon which Consultant's employment with the Company is terminated (A) by the Company without Cause at any time during or after the term of this Agreement (including any renewal hereof) or (B) with Cause due to the Optionee's death or long-term disability on or before June 25, 2005; (ii) 12 months after the date upon which Consultant's employment with the Company is terminated by Consultant for any reason after June 25, 2005; or (iii) 30 days after the date upon which Consultant's employment with the Company is terminated (A) by the Company with Cause, other than due to death or long-term disability of Consultant, on or before June 25, 2005; (B) by the Company with Cause at any time after June 25, 2005; or (C) by Consultant for any reason on or before June 25, 2005.

               (c) The terms of the Options shall be set forth in greater detail in a stock option agreement to be entered into between Consultant and the Company (the "Stock Option Agreement") pursuant to the terms and conditions of the Plan and, except as provided herein, the Options shall generally be subject the terms, definitions and provisions of the Plan and the Stock Option Agreement.

        5. Expenses. The Company shall reimburse Consultant for the ordinary and reasonable out-of-pocket business expenses incurred in rendering the Services hereunder in accordance with the Company's expense authorization and approval procedures then in effect, including submission by Consultant to the Company of proper documentation therefor.

        6. Relationship Between Parties. The parties intend that Consultant shall be an independent contractor with respect to the Company, and nothing herein shall be construed to create the relationship of an employer and employee or agency between the parties. No


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employee, agent or subcontractor of Consultant shall be, or shall be deemed to be, an employee or agent of the Company. Consultant will be solely and entirely responsible for his acts and those of his agents, employees or subcontractors, if any. In performing the Services, Consultant shall comply with all applicable federal, state, county and city laws, ordinances and regulations.

        7. Benefits; Taxes. Consultant understands and agrees that he is not an employee of the Company and is not entitled to any benefits provided by the Company to its employees, including but not limited to workers' compensation, unemployment, vacation, sick leave, holiday pay, medical, dental, accident and life insurance, pension or any other benefit or insurance coverage that is now or may be from time to time provided by the Company to its employees. Consultant understands that because he is not an employee of the Company, any compensation received by him for services rendered under this Agreement shall not be subject to employment tax withholding, nor shall the Company pay Federal Social Security tax (FICA) or make contributions to the federal or state unemployment or disability insurance funds on behalf of Consultant. Consultant shall be solely responsible for complying with all applicable employment tax and income tax laws with respect to the compensation provided under this Agreement.

        8. Non-Exclusive Arrangement. The parties understand and agree that the Company is not obligated to use Consultant's services exclusively. The parties further understand and agree that Consultant is free to perform services in any capacity for other clients, persons or companies as Consultant, in Consultant's reasonable discretion, sees fit and provided that any such other services do not result in the disclosure of any trade secrets or other proprietary or confidential information of the Company or any of its affiliates and are not performed for a competitor of the Company or any of its affiliates.

        9. Insurance; Indemnity. Consultant shall be solely responsible for maintaining insurance coverage applicable to Consultant's actions under this Agreement.

        10. Confidentiality. Consultant shall execute and deliver to the Company on the Effective Date a confidentiality and nondisclosure agreement in the form attached as Exhibit A hereto.

        11.     Miscellaneous.

               (a) Assignment/Subcontracting. This Agreement is assignable by the Company upon written notice to Consultant. Because the Services to be rendered by Consultant are personal in nature, this Agreement may not be assigned by Consultant without the prior written consent of the Company, which consent may be granted or withheld in the sole discretion of the Company. This Agreement shall be binding on Consultant's heirs, executors, administrators, personal representatives and permitted successors and assigns. Consultant shall not subcontract the performance of the Services or any portion of the Services without the prior written consent of the Company, which consent may be granted or withheld in the sole discretion of the Company.


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               (b) No Authority to Bind the Company. Consultant has no authority to enter into contracts or agreements on behalf of the Company or to represent the Company as an agent or in any other capacity without the prior written consent of the Company's President.

               (c) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California applicable to contracts between residents of California which are wholly executed and performed in California.

               (d) Notices. All notices under this Agreement shall be in writing, shall specifically reference this Agreement and shall be deemed to be duly sent and given upon personal delivery, three days after deposit in the U.S. mail by certified or registered mail, return receipt requested, with postage prepaid, or one business day after deposit with a national courier service, addressed to the party to be notified at such party's address as set forth below (if, however, a party has given the other party due notice of another address for the sending of notices, then future notices shall be sent to such new address):

               If to the Company:   Santera Systems Inc.
                                    3605 East Plano Parkway
                                    Plano, Texas 75074
                                    Attention: President

               If to Consultant:    Marty Kaplan
                                    20 Montecito Road
                                    San Rafael, CA 94901


               (e) Entire Agreement. This Agreement (including the Stock Option Agreement and the confidentiality and nondisclosure agreement referenced in
Section 10 hereof) constitutes the entire agreement between the parties relating to the subject matter hereof. This Agreement supersedes all prior or contemporaneous agreements, arrangements, conditions, negotiations and understandings between the parties relating to the subject matter hereof.

               (f) Amendment and Waiver. No supplement, modification or amendment of any term, provision or condition of this Agreement shall be binding or enforceable unless evidenced in a writing executed by the parties hereto. No waiver of any term, provision or condition of this Agreement shall be deemed to be, or shall be, or shall constitute, a waiver of any other term, provision or condition herein, whether or not similar. No such waiver shall be binding unless in writing and signed by the waiving party.

               (g) Severability. If any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically adjusted to the minimum extent necessary to conform to the requirements for validity as declared at such time and, as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be


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deemed deleted from this Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

               (h) Legal Advice and Construction of Agreement. Both parties hereto have received independent legal advice with respect to, and neither has relied upon the other (or its advisors) in, entering into this Agreement.

               (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, Consultant and the Company have voluntarily signed this Agreement to be effective as of the Effective Date.


                        COMPANY:     SANTERA SYSTEMS INC.


                                     By: /s/ FREDERICK M. LAX
                                        -------------------------------
                                        Frederick M. Lax, Chairman
                                        of the Board of Directors


                                     By: /s/ DAVID HEARD
                                        -------------------------------
                                        David Heard, President


                                      /s/ MARTY KAPLAN
                        CONSULTANT:  ----------------------------------
                                     Marty Kaplan